EXHIBIT 4.2
DURA AUTOMOTIVE SYSTEMS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
This Certifies that
is the registered holder of
COMMON STOCK
CUSIP 26632V 10 2
SEE REVERSE FOR CERTAIN DEFINITIONS
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF
DURA AUTOMOTIVE SYSTEMS, INC. transferable on the books of Dura Automotive Systems, Inc. by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented are issued and shall be subject to all of the provisions of the Certificate of Incorporation and the Bylaws of Dura Automotive Systems, Inc., and all amendments thereto, copies of which are on file with the Transfer Agent. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS, the facsimile seal of Dura Automotive Systems, Inc. and the facsimile signatures of its duly authorized officers.

The Company will furnish without charge to each stockholder who so requests a statement of the rights, privileges, restrictions, voting powers, limitations and qualifications of the several classes of stock of the company. Requests may be directed to the Secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309.
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right under Uniform Gifts to Minors of survivorship and not as Act tenants in common (State)
UNIF TRANS MIN ACT– Custodian
(Cust) (Minor)
Under Uniform Transfers to Minor Act
(State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
shares represented by this Certificate and do hereby irrevocably constitute and appoint as Attorney, with full power of substitution in the premises to transfer said shares on the books of the Company.
Dated:
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH
THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706
711 ARMSTRONG LANE PROOF OF: JUNE 6, 2008
COLUMBIA, TENNESSEE 38401 DURA AUTOMOTIVE SYSTEMS, INC.
(931) 388-3003 TSB 30251 BK LOT 1-2
SALES: C. SHARKEY 302-731-7088 OPERATOR: AP
7 / LIVE JOBS / D / Dura 30251 BK Lot 1-2 New
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